   As filed with the Securities and Exchange Commission on November 16, 2001

                                                Registration No. 333-_______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.   20549

                        ------------------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        ------------------------------

                           APOGENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)



          WISCONSIN                                      22-2849508
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

           48 CONGRESS STREET
        PORTSMOUTH, NEW HAMPSHIRE                                  03801
(Address of  Principal Executive  Offices)                      (Zip Code)

                        ------------------------------

                           APOGENT TECHNOLOGIES INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                        ------------------------------

--------------------------------------------------------------------------------
         MICHAEL K. BRESSON                                  Copy to:
Executive Vice President - General Counsel                BRUCE C. DAVIDSON
          and Secretary                                  JOSEPH D. MASTERSON
     Apogent Technologies Inc.                           Quarles & Brady LLP
  10 Pleasant Street, Suite 300                       411 East Wisconsin Avenue
 Portsmouth, New Hampshire 03801                     Milwaukee, Wisconsin  53202
                    (Name and address of agent for service)

                                (603) 433-6131
         (Telephone number, including area code, of agent for service)

                                 CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                                 PROPOSED
                                                  PROPOSED        MAXIMUM
                                    AMOUNT        MAXIMUM        AGGREGATE          AMOUNT OF
TITLE OF SECURITIES TO BE           TO BE       OFFERING PRICE     OFFERING        REGISTRATION
 REGISTERED                       REGISTERED      PER SHARE         PRICE              FEE
-----------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
 per share, and associated     1,600,000 shares
 Preferred Stock Purchase       and rights(1)       $24.02 (2)    $38,432,000_(2)    $ _9,608.00
 Rights
-----------------------------------------------------------------------------------------------------

(1) This number represents the total number of shares of common stock that are initially issuable pursuant to the Plan. In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, the amount to be registered includes an indeterminate number of shares of common stock that may become issuable as a result of stock dividends, stock splits or certain other capital adjustments. Each share of common stock will have attached thereto one preferred stock purchase right issued pursuant to the Registrant's Rights Agreement (subject to adjustment under the terms of the Rights Agreement).
(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based on $24.02 per share, which is the average of the high and low sales prices of the Registrant's common stock on the New York Stock Exchange Composite Tape on November 14, 2001. In accordance with the terms of the Employee Stock Purchase Plan, generally, the actual offering price of each share of the Registrant's common stock covered by an option to purchase shares under the Plan shall be 85% of the Fair Market Value of such stock on either the first or the last business day of each Offering Period (as defined in the Plan), whichever is lower. No separate consideration will be received for the rights, which initially will trade together with the common stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

   Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents have been previously filed by Apogent Technologies Inc. (the "Registrant") (Commission File No. 1-11091) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and are incorporated herein by reference:

 .  The Registrant's Annual Report on Form 10-K for the fiscal year ended
   September 30, 2000.

 .  The Registrant's Quarterly Reports on Form 10-Q for the quarters ended
   December 31, 2000, March 31, 2001 and June 30, 2001.

 .  The Registrant's Current Reports on Form 8-K  or 8-K/A dated as of October
   10, 2000, November 8, 2000, December 11, 2000, December 11, 2000, March 21,
   2001, April 4, 2001, October 3, 2001, October 4, 2001, and October 11, 2001.

 . The Registrant's Current Report on Form 8-K dated as of November 15, 2001, including specifically the description of the Common Stock and Preferred Stock Purchase Rights in Item 5 thereof, which updates and supersedes the description of the Common Stock contained in the Registrant's Current Report on Form 8-K dated July 13, 1998, which updated and superseded the description contained in the Registrant's Registration Statement on Form 8-B dated January 13, 1994; and any amendment or report filed for the purpose of updating such description.

 . The description of the Preferred Stock Purchase Rights associated with the Common Stock contained in the Registrant's Registration Statement on Form 8-A dated December 11, 2000 relating to the Preferred Stock Purchase Rights, and any amendment or report filed for the purpose of updating such description.


   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable. See filings listed in Item 3 above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that he or she breached or failed to perform a duty owned to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement between the director or officer and the Registrant or a resolution of the Board of Directors or shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for
any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

     Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

     Article VIII of the Registrant's Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Furthermore, certain officers of Apogent are also officers of subsidiaries of Apogent and, as a result, such officers may be entitled to indemnification pursuant to provisions of such subsidiaries' governing corporate laws, articles of incorporation and bylaws. Apogent has also executed an indemnity agreement with each of its directors and certain of its officers which provides certain indemnity rights to such individuals. Directors and officers of the Registrant are also covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of the proceedings to which they are parties by reason of being or having been directors or officers.


ITEM 7.  EXEMPTION FROM THE REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Reference is made to the indemnification provisions described in Item 6 of this Registration Statement.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on November 16, 2001.

                              APOGENT TECHNOLOGIES INC.



                              By: /s/ Frank H. Jellinek, Jr.
                                  --------------------------

                                  Frank H. Jellinek, Jr.
                                  President and Chief Executive Officer

          Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael
K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

                       Signature                                                   Title
                       ---------                                                   -----
/s/ Frank H. Jellinek, Jr.                               President and Chief Executive Officer and Director
-------------------------------------------------------  (principal executive officer of the registrant)
Frank H. Jellinek, Jr.


/s/ Jeffrey C. Leathe                                    Executive Vice President-Finance, Chief Financial
-------------------------------------------------------  Officer and Treasurer (principal financial officer and
Jeffrey C. Leathe                                        principal accounting officer of the registrant)


/s/ Don H. Davis, Jr.                                    Director
-------------------------------------------------------
Don H. Davis, Jr.


/s/ Christopher L. Doerr                                 Director
-------------------------------------------------------
Christopher L. Doerr

/s/ Stephen R. Hardis                                    Director
-------------------------------------------------------
Stephen R. Hardis


/s/ R. Jeffrey Harris                                    Director
-------------------------------------------------------
R. Jeffrey Harris


/s/ William U. Parfet                                    Director
-------------------------------------------------------
William U. Parfet


/s/ Joe L. Roby                                          Director
-------------------------------------------------------
Joe L. Roby


/s/ Richard W. Vieser                                    Director
-------------------------------------------------------
Richard W. Vieser


/s/ Kenneth F. Yontz                                     Director
-------------------------------------------------------
Kenneth F. Yontz

* Each of these signatures is affixed as of November 16, 2001.

                           APOGENT TECHNOLOGIES INC.
                               (THE "REGISTRANT")
                         (COMMISSION FILE NO. 1-11091)

                                 EXHIBIT INDEX
                                       TO
                        FORM S-8 REGISTRATION STATEMENT



EXHIBIT                                             INCORPORATED HEREIN               FILED
NUMBER                 DESCRIPTION                     BY REFERENCE TO              HEREWITH
------                 -----------                  -------------------             --------
4.1(a)        Restated Articles of                  Exhibit 3.1 to the
              Incorporation of the                  Registrant's Quarterly Report
              Registrant, as amended                on Form 10-Q for the quarter
              through February 5, 2001              ended December 31, 2000

4.1(b)        Articles of Amendment                 Exhibit 3.1(b) to the
              containing Certificate of             Registrant's Annual Report on
              Designation, Preferences and          Form 10-K for the fiscal year
              Rights of Series A Preferred          ended September 30, 2000
              Stock

4.2           Bylaws of the Registrant, as          Exhibit 3.2 to the
              amended as of January 30, 2001        Registrant's Quarterly Report
                                                    on Form 10-Q for the period
                                                    ended December 31, 2000
4.3           Rights Agreement, dated as of         Exhibit 1 to the Registrant's
              December 11, 2000                     Registration Statement on Form
                                                    8-A dated December 11, 2000
5             Opinion letter of Quarles &                                               X
              Brady LLP as to the legality
              of the securities being
              registered

10            Form of Director and Officer          Exhibit 10 to the Registrant's
              Indemnification Agreement             Current Report on Form 8-K
                                                    dated November 14, 2001

23.1          Independent auditors' consent                                             X

23.2          Consent of  counsel                   Included in Exhibit 5


24            Power of Attorney                     See Signature Page

99            Apogent Technologies Inc.                                                 X
              Employee Stock Purchase Plan